                                                                       EXHIBIT 9

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of September 9, 1997, among EUROBIOTECH GROUP, INC., a Delaware corporation ("Eurobiotech"), ELECTROPHARMACOLOGY, INC., a Delaware corporation ("EPi"), and the undersigned Stockholders (each a "Stockholder," and together, the "Stockholders") who are either stockholders of EPi or Eurobiotech.

                                    RECITALS
                                    --------

     A. Each Stockholder owns or has the power to vote the number of shares of the common stock, $.01 par value, of EPi ("EPi Common Stock"); and/or Series A preferred stock, $.01 par value, of EPi ("EPi Preferred Stock"); or common stock, $.001 par value, of Eurobiotech ("Eurobiotech Common Stock"), set forth next to his, her or its name on the signature page of this Agreement (together with all shares of such stock which the Stockholder subsequently acquires or obtains the power to vote, the "Shares").

     B. EPi has entered into a certain Agreement and Plan of Merger and Reorganization with Eurobiotech, dated September 9, 1997 (the "Merger Agreement"), pursuant to which Eurobiotech will be merged with and into EPi (the "Merger"), pursuant to which the stockholders of Eurobiotech will exchange their shares of Eurobiotech Common Stock for shares of EPI Common Stock in accordance with the terms and conditions of the Merger Agreement. EPi will be the surviving corporation (the "Surviving Corporation") of the Merger, and the separate corporate existence of Eurobiotech will cease.

     C. Under the terms of the Merger Agreement, EPi and Eurobiotech have each agreed to call a meeting of its stockholders for the purpose of voting upon the approval of the Merger and the adoption of the Merger Agreement (together with any adjournments thereof, the "Stockholders' Meeting").

     D. It is a condition to the obligations of Eurobiotech and EPi under the Merger Agreement that the Stockholders shall have agreed to vote their shares of EPi Common Stock, EPi Preferred Stock, and Eurobiotech Common Stock, respectively, in favor of the Merger and the adoption of the Merger Agreement.

                                    AGREEMENT
                                    ---------

     Accordingly, the parties agree as follows:

     1. AGREEMENT TO VOTE REGARDING BUSINESS COMBINATION. Each Stockholder irrevocably agrees to vote the Shares as follows:


                                   Exhibit 9-1

     (a) in favor of the adoption of the Merger Agreement (including all schedules and exhibits thereto as finalized pursuant to the provisions thereof) and the approval of the Merger at the Stockholders' Meeting, including without limitation, the amendment and restatement of EPi's Certificate of Incorporation and By-Laws as contemplated by the Merger Agreement, respectively, attached thereto;

     (b) against the approval of any proposal relating to a competing merger or business combination involving the acquisition of EPi or Eurobiotech or the purchase of all or a substantial portion of the assets of EPi or Eurobiotech other than as contemplated by the Merger Agreement; and

     (c) against any other transaction which is inconsistent with the obligations of EPi and Eurobiotech to consummate the Merger in accordance with the Merger Agreement.

     2. AGREEMENT TO VOTE REGARDING BOARD OF DIRECTORS.

     (a) As of the effective date of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of seven members. Of such directors, two directors shall be nominated (the "EPi Nominees") by supermajority of 75% vote of Messrs. Levine, Feldman, Saloff and Herrick, based on the number of shares of the Surviving Corporation held by each (the "EPi Representatives"), and five directors shall be nominated (the "Eurobiotech Nominees") by majority vote of Christopher Wood, Julie Wood and Warren Investments Ltd., based on the number of shares of the Surviving Corporation held by each (the "Eurobiotech Representatives"). If the number of members of the Board of Directors of the Surviving Corporation shall be fixed by the board as a number other than seven, the number of EPi Nominees and the number of Eurobiotech Nominees shall be adjusted accordingly to maintain the same 2:5 ratio.

     (b) Subject to the provisions of Subsection 2(c) below, each Stockholder (or the Stockholder's successors, assigns, designees or transferees) agrees at all times in any election of directors of the Surviving Corporation, whether at a meeting of directors or stockholders, by consent or otherwise, and in any election or action to replace any director or fill vacancies occurring between annual meetings, to vote the shares of the Surviving Corporation, whether common or preferred stock, now or hereafter owned by him or it for the EPi Nominees and Eurobiotech Nominees.

     (c) Prior to each nomination of directors, the EPi Representatives and the Eurobiotech Representatives shall disclose to the Surviving Corporation the identity of the EPi Nominees and the Eurobiotech Nominees. In the event that the election of any EPi Nominee or any Eurobiotech Nominee to the Board of Directors would reasonably be expected to have a material adverse effect on the operation, financial condition, properties or business of the Surviving Corporation in the good faith judgment of the EPi Representatives or the Eurobiotech Representatives, as the case may be, the Surviving Corporation and the Stockholders shall not be required to comply with their respective obligations under this Agreement with respect to such EPi Nominee or Eurobiotech Nominee, as the case may be, and the respective representatives nominating the EPi Nominee and Eurobiotech Nominee shall be entitled to name a replacement for such nominee.




                                   Exhibit 9-2

     (d) The EPi Representatives may at any time and for any reason (or for no reason) designate any EPi Nominee that is elected as a director of the Surviving Corporation (an "EPi Director") for removal. Likewise, the Eurobiotech Representatives may at any time and for any reason (or for no reason) designate any Eurobiotech Nominee that is elected as a director of the Surviving Corporation (a "Eurobiotech Director") for removal. If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of an EPi Director, the EPi Representatives shall be entitled to nominate an individual to fill such vacancy until his or her successor is elected or qualified, and the Stockholders shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Board of Directors, take action to elect such nominee to fill such vacancy. Likewise, if at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of a Eurobiotech Director, the Eurobiotech Representatives shall be entitled to nominate an individual to fill such vacancy until his or her successor is elected or qualified, and the Stockholders shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Board of Directors, take action to elect such nominee to fill such vacancy.

     (e) In order to effectuate the provisions of this Section 2, the Stockholders hereby agree that when any action or vote is required to be taken by the EPi Representatives or the Eurobiotech Representatives pursuant to this
Section 2, the Stockholders shall each use their best efforts to call, or cause the appropriate officers and directors of the Surviving Corporation to call, a stockholders' meeting or to execute or cause to be executed a written consent pursuant to Section 228(a) of the Delaware General Corporation Law to effectuate such stockholder action.

     (f) Notwithstanding anything in this Agreement to the contrary, from and after the date that any of Messrs. Levine, Feldman, Saloff, or Herrick beneficially holds individually less than one percent (1%) of the outstanding shares of common stock and/or preferred stock of the Surviving Corporation, such individual shall no longer be an EPi Representative entitled to participate in the selection and nomination of the EPi Nominees and shall no longer be bound to vote his or its Shares in accordance with this Section 2. Likewise, notwithstanding anything in this Agreement to the contrary, from and after the date that any of Christopher Wood, Julie Wood or Warrant Capital beneficially holds less than one percent (1%) of the outstanding shares of common stock and/or preferred stock of the Surviving Corporation, such individual or entity shall no longer be a Eurobiotech Representative entitled to participate in the selection and nomination of the Eurobiotech Nominees and shall no longer be bound to vote his, her or its Shares in accordance with this Section 2.

     3. LIMITATION ON VOTING POWER. It is expressly understood and acknowledged that nothing contained herein is intended to restrict any Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director or officer of EPi, Eurobiotech, or the Surviving Corporation with respect to any matter, including but not limited to, the management or operation of EPi, Eurobiotech or the Surviving Corporation.





                                   Exhibit 9-3

     4. CERTAIN AGREEMENTS WITH NORTON HERRICK.

     (a) As of the effective time of the Merger, that certain Stockholders Agreement, dated as of November 13, 1995, among EPi, Norton Herrick and David Saloff shall be terminated and of no further force and effect.

     (b) EPi and Mr. Herrick hereby agree to (i) the redemption of all of the issued and outstanding shares of EPi Preferred Stock owned of record by Mr. Herrick, and (ii) the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Herrick and which are more fully described on Schedule A attached hereto (the "Herrick EPi Warrants"), in exchange for the issuance by EPi of 1,575,000 shares of EPi Common Stock to Mr. Herrick (collectively, the "Herrick Redemption"). The Herrick Redemption shall be effective at the effective time of the Merger (the "Herrick Redemption Effective Time") on the effective date of the Merger. At the Herrick Redemption Effective Time, the shares of EPi Preferred Stock and any and all of the Herrick EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 1,575,000 shares of EPi Common Stock. Each outstanding certificate evidencing EPi Preferred Stock and the Herrick EPi Warrants not surrendered on the effective date of the Herrick Redemption, will as of the effective date of the Herrick Redemption be deemed for all purposes to be canceled and no longer represent shares of EPi Preferred Stock or warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of EPi Preferred Stock and the Herrick EPi Warrants will be converted pursuant to this Section 4(b).

     5. CERTAIN AGREEMENTS WITH MURRAY FELDMAN. EPi and Mr. Feldman hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Feldman and which are more fully described on Schedule A attached hereto (the "Feldman EPi Warrants"), in exchange for the issuance by EPi of 160,000 shares of EPi Common Stock to Mr. Feldman (collectively, the "Feldman Redemption"). The Feldman Redemption shall be effective at the effective time of the Merger (the "Feldman Redemption Effective Time") on the effective date of the Merger. At the Feldman Redemption Effective Time, any and all of the Feldman EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 160,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Feldman EPi Warrants not surrendered on the effective date of the Feldman Redemption will as of the effective date of the Feldman Redemption be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Feldman EPi Warrants will be converted pursuant to this Section 5.

     6. CERTAIN AGREEMENTS WITH GEORGE LEVINE AND PARAGON CAPITAL CORP. AT SPEAR, LEEDS & KELLOGG ("PARAGON CAPITAL"). EPi, George Levine, and Paragon Capital hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Levine and/or Paragon Capital and which are more fully described on Schedule A attached hereto (collectively, the "Paragon EPi Warrants"), in exchange for the issuance by EPi of an aggregate 90,000 shares of EPi Common Stock to George Levine and Paragon Capital (collectively, the




                                   Exhibit 9-4

"Paragon Redemption"). The Paragon Redemption shall be effective at the effective time of the Merger (the "Paragon Redemption Effective Time") on the effective date of the Merger. At the Paragon Redemption Effective Time, any and all of the Paragon EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 90,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Paragon EPi Warrants not surrendered on the effective date of the Paragon Redemption will as of the effective date of the Paragon Redemption be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Paragon EPi Warrants will be converted pursuant to this Section 6.

     7. TERMINATION.

     (a) Prior to and until the effective time of the Merger, this Agreement shall only terminate on the earliest of (w) December 31, 1997, or (x) the date on which the Merger Agreement is terminated in accordance with Article X of the Merger Agreement. In the event of the termination of this Agreement pursuant to this Section 7(a), Sections 4, 5 and 6 of this Agreement shall likewise be of no force and effect.

     (b) From and after the effective time of the Merger, the provisions of this Agreement (other than Section 1 which shall have expired pursuant to its terms), shall terminate on the earlier of (a) two years from the effective date of the Merger Agreement, or (b) the date on which the market capitalization of the Surviving Corporation equals or exceeds Forty Million Dollars ($40,000,000); PROVIDED, HOWEVER, the provisions of Sections 4, 5 and 6 of this Agreement shall survive the termination of this Agreement pursuant to this Section 7(b).

     8. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS OF THE STOCKHOLDER. Each Stockholder hereby represents and warrants that the Stockholder has the capacity and all necessary power and authority to vote the Shares and that this Agreement constitutes a legal, valid, and binding obligation of the Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. Each Stockholder further agrees that from the date hereof until the effective date of the Merger or until the earlier termination of this Agreement pursuant to Section 7(a) of this Agreement, the Stockholder will not sell or otherwise voluntarily dispose of any of the Shares which are owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholder's power to vote the Shares or which would be inconsistent with this Agreement; PROVIDED, HOWEVER, that this last sentence of Section 8 shall not apply to Paragon Capital.

     9. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF EPI AND THE SURVIVING CORPORATION. The shares of EPi Common Stock to be issued pursuant to Sections 4, 5 and 6 above, when issued, will be duly authorized, validly issued, fully paid and non-assessable. The Surviving Corporation shall use its reasonable best efforts to register as promptly as practicable the shares of EPi Common Stock to be issued in the Herrick Redemption, Feldman Redemption, and Paragon



                                   Exhibit 9-5

Redemption with the present intention to do so by means of a Rule 424(b)(3) Prospectus Supplement to the Prospectus contained in EPi's Registration Statement on Form S-3 (SEC File No. 333-03887). If the registration of the shares of EPi Common Stock issued in the Herrick Redemption, Feldman Redemption and Paragon Redemption may be registered by use of a Rule 424(b)(3) Prospectus Supplement, the Surviving Corporation shall file the Rule 424(b)(3) Prospectus Supplement within fifteen (15) days of the effective date of the Merger, and if the registration of such shares may not be so accomplished, the Surviving Corporation shall register the shares of EPi Common Stock as promptly as practicable in accordance with that certain Registration Rights Agreement between EPi and Mr. Herrick, dated November 13, 1995. Notwithstanding anything to the contrary contained in this Section 9, no shares of EPi Common Stock covered by Section 10 of this Agreement may be offered, sold or otherwise disposed of in contravention of that Section.

     10. LOCK-UP OF SALE OF SHARES OF EPI COMMON STOCK. Each of the Stockholders hereby irrevocably agree that it will not, directly or indirectly, without the prior written consent of each of the other parties hereto other than Paragon Capital for a period of 365 days after the effective date of the Merger, sell, offer to sell, contract to sell, pledge, grant any option for the sale of or otherwise transfer or dispose of, or cause the disposition of, any shares of EPi Common Stock received in the Merger, the Herrick Redemption, the Feldman Redemption, or the Paragon Redemption which are issued to Mr. Levine, other than any pledge of such shares in connection with a bona fide loan transaction which does not permit the pledgee, directly or indirectly, to offer, sell, contract to sell or otherwise transfer or dispose of any interest in such shares during such 365-day period, except that such shares of EPi Common Stock may be sold for the account of the Stockholder if the amount of all shares of EPi Common Stock sold for the account of such Stockholder within the preceding three months shall not exceed the greater of

               (i) One percent of the shares of EPi Common Stock outstanding as shown by the most recent report or statement published by the Surviving Corporation; or

               (ii) The average weekly reported volume of trading in such securities reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or

               (iii) The average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 (ss. 240.11A3-1) during the four-week period specified in paragraph (ii) of this Section.

     Prior to the expiration of such 365-day period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period except as required by applicable law.


                                   Exhibit 9-6

     11. SPECIFIC PERFORMANCE. Each of the undersigned acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder hereunder shall be specifically enforceable and that each party hereto shall be entitled to injunctive or other equitable relief upon such a breach by any other party hereto. Each Stockholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that each party hereto may have against another party hereto for any failure to perform his, her or its obligations under this Agreement.

     12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. Each Stockholder agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned Stockholder.

     13. COUNTERPART AND FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument. This Agreement may be executed by any party hereto by facsimile, and each such executed counterpart shall be deemed to be validly executed and enforceable against each such party in accordance with its terms.



                           [INTENTIONALLY LEFT BLANK]







                                   Exhibit 9-7

     IN WITNESS WHEREOF, the undersigned have executed this Stockholder Agreement as of the day and year first above written.

ELECTROPHARMACOLOGY, INC.                EUROBIOTECH GROUP, INC.

By: /s/ Arup Sen                         By: /s/ Christopher Wood
   -----------------------------             -----------------------------------
ITS: PRESIDENT AND CHIEF                 ITS: PRESIDENT AND CHIEF
     EXECUTIVE OFFICER                        EXECUTIVE OFFICER


EPI STOCKHOLDERS:

/s/ David Saloff                         /s/ George Levine
--------------------------------         ---------------------------------------
DAVID SALOFF                             GEORGE LEVINE
(259,199 shares of                       (25,000 shares of EPi Common Stock)
EPi Common Stock)


                                         PARAGON CAPITAL AT
                                         SPEAR, LEEDS & KELLOGG

                                         By: /s/ George Levine
                                             -----------------------------------
                                             George Levine
                                         Its:
                                         (604,104 shares of EPi Common Stock)


/s/ Norton Herrick                       /s/ Murray Feldman
--------------------------------         ---------------------------------------
NORTON HERRICK                           MURRAY FELDMAN
(318,950 shares of                       (692,361 shares of EPi Common Stock)
EPi Common Stock)
(242,950 shares of
EPi Preferred Stock)


EUROBIOTECH STOCKHOLDERS:


/s/ Christopher Wood                     /s/ Julie Wood
--------------------------------         ---------------------------------------
CHRISTOPHER WOOD                         JULIE WOOD
(______ shares of                        (______ shares of
Eurobiotech Common Stock)                Eurobiotech Common Stock)


WARREN INVESTMENTS LTD.

By: /s/
    ----------------------------
Its:
(_______ shares of
Eurobiotech Common Stock)



                                   Exhibit 9-8

SCHEDULE A

OUTSTANDING EPI WARRANTS TO BE REDEEMED AND CANCELED


========================================================================================================================
Original                               Number of
 Issue                              Shares (Post-     Exercise      Expiration
 Date            Issued To             split)          Price            Date           Registration Rights/Other Terms
========================================================================================================================
08/04/93        M. Feldman             11,622           5.03          08/04/98        Yes (in pre-split agreement only)
------------------------------------------------------------------------------------------------------------------------
05/25/94        M. Feldman             38,741           5.03          05/25/99        Yes (in pre-split agreement only)
------------------------------------------------------------------------------------------------------------------------
09/20/94        M. Feldman             23,244           5.03          09/20/99        Yes (in pre-split agreement only)
------------------------------------------------------------------------------------------------------------------------
05/19/95        Paragon Capital        125,000          7.00          05/12/00        Yes; ss.3.2 - cashless exercise
------------------------------------------------------------------------------------------------------------------------
05/19/95        Paragon Capital        62,500           6.00          05/12/00        Yes; ss.3.2 - cashless exercise
------------------------------------------------------------------------------------------------------------------------
11/21/95        M. Feldman             300,000          6.25          11/21/00        Yes
------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick             800,000          6.00          11/13/05        Yes
------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick             250,000          7.50          11/13/05        Yes
------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick             250,000          9.00          11/13/05        Yes
------------------------------------------------------------------------------------------------------------------------




                                   Exhibit 9-9